                                                            EXHIBIT 99.4

                             STOCK PLEDGE AGREEMENT


         This is a Stock Pledge Agreement ("Agreement") dated as of January 29, 1999 between Republic Bank & Trust Company Employee Stock Ownership Plan (the "Pledgor"), and Republic Bancorp, Inc., of Louisville, Kentucky (the "Secured Party").

                                    RECITALS

         A. The Pledgor is an employee stock ownership trust under section 4975(e)(7) of the Internal Revenue Code of 1986, as (the "Code") and under
Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as ("ERISA").

         B. This Agreement is entered into pursuant to a Plan Loan Agreement of even date herewith (the "Plan Loan Agreement") between the Secured Party and the Pledgor, pursuant to which the Secured Party has agreed to make a term loan to the Pledgor in an amount equal to $3,873,000 (the "Exempt Loan"). The Exempt Loan is intended to be an "exempt loan" as defined in Treas. Reg. Section 54.4975-7(b)(1)(iii). The Pledgor intends to use the proceeds of the Exempt Loan to purchase 300,000 shares of the Class A Common Stock of Republic Bancorp, Inc.

         C. The Pledgor desires to enter into this Stock Pledge Agreement in order to secure the payment and performance of its obligations under the ESOP Loan Agreement and the ESOP Note. The terms used in this Stock Pledge Agreement and not otherwise defined shall have the meanings given them in the ESOP Loan Agreement.



                                    AGREEMENT


         1.       DEFINITIONS. As used in this  Stock Pledge Agreement:

                  (a) "Default" shall have the meaning given it in paragraph 10 of this Agreement.

                  (b) "Plan" shall mean the Republic Bancorp, Inc. Employee Stock Ownership Plan.

                  (c) "ESOP Note" shall mean that certain ESOP Promissory Note of even date herewith, made by the Pledgor, payable to the order of the Secured Party and in the principal amount of $3,873,000, or any note executed or delivered in renewal, replacement, extension, payment, substitution or novation of such note.

                  (d) "Pledged Stock" shall mean shares of the issued and outstanding Class A common stock of Republic Bancorp. Inc., purchased by the Pledgor with the proceeds of the Exempt Loan.


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                  (e) "Secured  Obligations" shall mean the obligations  secured by this Stock Pledge Agreement, as described in paragraph 3 of this Stock Pledge Agreement.

                  (f)   "Uniform   Commercial   Code"  shall  mean  the  Uniform
Commercial Code as in effect in the Commonwealth of Kentucky.

         2.       GRANT OF SECURITY INTEREST.

                  (a) The Pledgor grants the Secured Party a security interest in and pledges to the Secured Party the following:

                           (1)  the Pledged Stock;

                           (2)  Contributions   (other  than   contributions  of
         employer securities, as defined in Section 409(1) of the Code) that are made to the Pledgor to meet its obligations under the Exempt Loan; and

                           (3) Earnings attributable to the property referred to in subparagraphs (1) and (2) above.

                  (b) To the extent permitted under Treasury Reg. 54.497-7(b)(5) and subject to paragraphs 11(c) and 14 below, the Pledgor further grants to the Secured Party a security interest in the stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new securities or any other property to which the Pledgor is or may hereafter become entitled to receive on account of the Pledged Stock. If the Pledgor receives additional property of such nature, it shall immediately deliver such property to the Secured Party to be held by the Secured Party in the same manner as the Pledged Stock.

                  (c) The Pledged Stock and all of the property delivered to the Secured Party pursuant to this Section 2 is sometimes referred to as the
"Collateral." To the extent permitted under Treasury Reg. Section 54.497-7(b)(5), and subject to paragraphs 11(c) and 14 below, the Pledgor grants to the Secured Party a further security interest in accordance with this Agreement in the proceeds or products of any sale or other disposition of the Collateral.

                  (d) The  Exempt   Loan  shall be  without recourse against the
Pledgor, and no person entitled to payment under the Exempt Loan shall have any right to assets of the Pledgor other than the Collateral.

                  (e) The term "Collateral" shall not include any of the shares or earnings attributable to such shares that have been released pursuant to paragraph 8 below.

         3. OBLIGATIONS SECURED. The security interest created hereby secures payment and performance of (a) the indebtedness evidenced by the ESOP Note, and all obligations contained in

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the  ESOP  Note,  (b)  all  of  the   obligations,   agreement,   covenants  and
representations of the Pledgor to the Secured Party under the ESOP Loan Agreement whether or not, either on the date of this Stock Pledge Agreement or thereafter, evidenced by any note, instrument or other writing, and (c) any and all indebtedness, obligation or liability of the Pledgor to the Secured Party, however evidenced, whether existing on the date of this Stock Pledge Agreement or arising thereafter, direct or indirect, absolute or contingent, arising out of or in connection with the ESOP Loan Agreement. The payments made by the Pledgor with respect to the Exempt Loan during a Plan Year (as such term is defined in the Plan) shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior Plan Years.

         4. REPRESENTATIONS AND WARRANTIES. To induce the Secured Party to enter into this Stock Pledge Agreement, all of the representations and warranties made by the Pledgor in the ESOP Loan Agreement are incorporated herein by reference, and the Pledgor further represents and warrants as follows:

                  (a) The Pledgor has the full right, power and authority to enter into, execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Pledgor and, assuming due execution and delivery of this Agreement by the Secured Party, this Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

                  (b) Upon its acquisition of the Collateral, the Pledgor shall have good and marketable title to the Collateral, and the Collateral shall not be subject to any lien, charge, pledge, encumbrance, claim or security interest other than the security interest created by this Stock Pledge Agreement.

                  (c) Except for this Agreement, the Pledgor shall not enter into any stock restriction or purchase agreement with respect to the Collateral which would in any way restrict the sale, pledge or other transfer of the Collateral or of any interest in or to the Collateral.

                  (d) The Pledged Stock constitutes 100 percent of the stock purchased with the proceeds of the Exempt Loan.

         5. DURATION OF SECURITY INTEREST. The Secured Party, its successors and assigns, shall hold the Collateral and security interest created hereby upon the terms of this Stock Pledge Agreement, and this security interest shall continue until the Secured Obligations have been paid in full.

         6. MAINTAINING FREEDOM FROM LIENS. The Pledgor shall keep the Collateral free and clear of liens and shall pay all amounts, including taxes, assessments or charges, which might result in a lien against the Collateral if left unpaid unless the Pledgor at its own expense is contesting such amount in good faith by an appropriate proceeding timely instituted which shall operate to prevent

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the  collection  or  satisfaction  of the lien or  amount so  contested.  If the
Pledgor fails to pay such amounts and is not contesting the validity or amount thereof in accordance with the next preceding sentence, the Secured Party may, but is not obligated to, pay such amounts, and such payment shall be conclusive evidence of the legality or validity thereof. The Pledgor shall promptly reimburse the Secured Party for any such payments, and until reimbursement, such payments shall be a part of the Secured Obligations.

         7.       CERTAIN RIGHTS AND REQUIREMENTS RESPECTING COLLATERAL.

                  (a) The Pledgor shall continue to be the owner of the Collateral so long as no Default has occurred and is continuing and may collect and retain all dividends now or hereafter payable on or on account of the Pledged Stock, and, so long as no Default has occurred, may exercise its voting rights with respect to the Pledged Stock in accordance with the terms of the Plan.

                  (b) The Pledgor shall not sell, transfer or attempt to sell or transfer the Collateral, or any part thereof or interest therein, without the prior express written consent of the Secured Party. Any such consent of the Secured Party shall not constitute the release by the Secured Party of its interest in the Collateral, and any such sale or transfer consented to shall transfer the Collateral subject to the security interest of the Secured Party.

                  (c) Notwithstanding any other provision of the Stock Pledge Agreement, the following rules shall apply to the Exempt Loan: (1) The loan must provide for annual payment of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years. (2) Interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables. (3) The Exempt Loan shall not be renewed, extended, or refinanced if the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of a new exempt loan would exceed 10 years.

         8.       RELEASE OF SECURITY.

                  (a) As used in this paragraph, the term "Plan Year" shall have the meaning set forth in the Plan.

                  (b) Within 90 days after the end of each Plan Year, the Trustee of the Pledgor shall calculate the number of shares of Pledged Stock to be released from the Secured Party's security interest (the "Released Shares").

                  (c)  In  accordance  with  Treas. Reg. Section 54.4975-7(b)(8)
(ii), for each Plan Year during the term of the Exempt Loan, the number of Released Shares shall equal the number of shares of Pledged Stock held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction shall be the amount of principal paid on the Plan Note for the Plan Year. The denominator of the fraction shall be the sum of the numerator plus the principal to be paid

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on the Plan Note for all  future  years.  The  number of future  years  shall be determined without taking into account any possible extensions or renewal periods.

                  (d) Within 10 days after calculating the number of Released Shares, the Trustee shall notify the Secured Party of the number of Released Shares and shall deliver to the Secured Party a duly executed blank stock power with respect to the number of shares of Pledged Stock in which the Secured Party will still have a security interest after the release of the Released Shares.

                  (e) Within 20 days after receipt of the notice and stock power from the Trustee, the Secured Party shall, against delivery of the new certificate referred to in subparagraph (f) below, deliver to the Trustee (1) the certificate representing the Pledged Stock (which includes the Released Shares), (2) the blank stock power in its possession with respect to the Pledged Stock (which includes the Released Shares), and (3) a duly executed release which releases the Released Shares as collateral.

                  (f) Against delivery by the Secured Party of the documents referred to in paragraph (e), the Trustee shall deliver to the Secured Party a new stock certificate evidencing the shares of Pledged Stock which have not been released as collateral.

         9. DELIVERY OF CERTIFICATES AND STOCK POWERS. The Pledgor has, contemporaneously with the execution of this Stock Pledge Agreement, delivered to the Secured Party the Pledged Stock and an executed blank stock power for the Pledged Stock.

         10. DEFAULT. At the option of the Secured Party, the occurrence of an Event of Default (as such term is defined in the ESOP Loan Agreement) under paragraph 8.01 of the ESOP Loan Agreement, shall constitute a default under this Stock Pledge Agreement (a "Default").

         11. REMEDIES.

                  (a) Subject to the limitations of paragraphs 11(c) and 14 of this Stock Pledge Agreement, upon any Default, the Secured Party may exercise its rights under this Stock Pledge Agreement, and, in addition to exercising all other rights and remedies, proceed to exercise with respect to the Collateral all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code.

                  (b) Subject to the limitations of paragraphs 11(c) and 14 of this Stock Pledge Agreement, the rights of the Secured Party upon any Default shall include, without limitation, the following:

                           (i) The right to the immediate possession of the Collateral (except the Released Shares) not then in the Secured Party's possession without requirement of notice or demand or of any legal process.


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                           (ii)  The  right  to  proceed  by  appropriate  legal
         process at law or in equity to enforce any provision of this Stock Pledge Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interest of the Secured Party, or for the sale of the Collateral under the judgment or decree of any court.

                  (c) Notwithstanding any provision of this Stock Pledge Agreement to the contrary, in the event of a Default, the value of the assets of the Pledgor paid to the Secured Party in satisfaction of the Exempt Loan shall not exceed the amount of the then current installment of principal and accrued interest on the Exempt Loan then in default.

         12. EXERCISE OF REMEDIES. The rights and remedies of the Secured Party shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, the Secured Party shall be entitled to recover from the Pledgor by the cumulative exercise of all remedies no more than the sum of (a) the outstanding principal amount of the Exempt Loan,
(b) all accrued but unpaid interest with respect to the principal amount of the Exempt Loan and (c) the costs, fees and expenses the Secured Party is otherwise entitled to recover under the Plan Loan Agreement.

         13. RETURN OF PLEDGED STOCK. The Secured Party may at any time deliver the Pledged Stock, or any part thereof, to the Pledgor. The receipt by the Pledgor of the Pledged Stock, or any part thereof, shall be a complete and full discharge of the Secured Party, and the Secured Party shall be discharged from any liability or responsibility with respect thereto.

         14. INTERPRETATION AND LIMITATIONS.

                  (a) The Pledgor and the Secured Party intend that (1) the Exempt Loan shall qualify as an "exempt loan" as defined in Treas. Reg. Section 54.4975-7(b)(1)(iii); and (2) the Pledgor shall meet the requirements of Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA; and notwithstanding any provision of this Stock Pledge Agreement, the applicable provisions of the Code and ERISA, and the regulations thereunder, shall be deemed incorporated in this Stock Pledge Agreement to the extent necessary to carry out that intent.

                  (b) No provision of this Stock Pledge Agreement shall be construed to have a meaning that results in, or if the provision is unambiguous, it shall not be enforced to the extent it would result in (1) the failure of the ESOP Loan to qualify as an "exempt loan" as defined in Treas. Reg. Section 54.4975-7(b)(1)(iii); or (2) failure of the Pledgor to meet the requirements of
Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA.



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         15. NOTICE.

                  (a) Any requirement of the Uniform Commercial Code of reasonable notice shall be met if such notice is given at least 10 days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

                  (b) All notices or communications under this Stock Pledge Agreement shall be in writing and shall be given in accordance with, and shall be subject to, Section 10.15 of the ESOP Loan Agreement.

         16. FURTHER ASSURANCES. The Pledgor shall sign any such other documents or instruments, and take such other actions, as the Secured Party may reasonably request to more fully create and maintain, or to verify, ratify or perfect the security interest intended to be created in this Stock Pledge Agreement.

         17. MISCELLANEOUS.

                  (a) Failure by the Secured Party to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the Secured Party shall continue in full force and effect until such right is specifically waived in a writing signed by the Secured Party.

                  (b) If any part, term or provision of this Stock Pledge Agreement is held by any court to be prohibited by any law applicable to this Stock Pledge Agreement, the rights and obligations of the parties shall be construed and enforced to the greatest extent allowed by law, or if such part, term or provision is totally unenforceable, as if this Stock Pledge Agreement did not contain that particular part, term or provision.

                  (c) The headings in this Stock Pledge Agreement have been included for ease of reference only, and shall not be considered in the construction or interpretation of this Stock Pledge Agreement.

                  (d) This Stock Pledge Agreement shall inure to the benefit of the Secured Party, its successors and assigns, and all obligations of the Pledgor shall bind its successors and assigns.

                  (e) To the extent allowed under the Uniform Commercial Code, this Stock Pledge Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

                  (f) If any term, condition or provision of this Stock Pledge Agreement conflicts in any way with any term, condition or provision of the ESOP Loan Agreement, the term, condition or provision of this Stock Pledge Agreement shall govern.


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                  (g)  This  Stock  Pledge  Agreement   constitutes  the  entire
agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings with respect to the subject matter hereof. No change, modification, addition or termination of this Stock Pledge Agreement shall be unenforceable unless in writing and signed by the party against whom enforcement is sought.

                  (h) This Stock Pledge Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, and such counterparts together shall be sufficiently evidenced by any such original counterpart.


         IN WITNESS WHEREOF, the Pledgor and the Secured Party have signed this Stock Pledge Agreement on January 29, 1999.




                                   REPUBLIC  BANCORP, INC. EMPLOYEE STOCK
                                   OWNERSHIP TRUST, by Republic Bank & Trust
                                   Company, solely in its capacity as Trustee

                                   By        /S/ E. WILLIAM PETTER

                                   Title:       Executive Vice President
                                                      ("Pledgor")



                                   REPUBLIC BANCORP, INC.

                                   By        /S/ MARK A. VOGT

                                   Title:        Senior Vice President
                                                    ("Secured Party")




































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